Sierra Monitor Corporation Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2015

Company Delivers Record Annual Revenue With Annual Net Income up 185% Year Over Year

MILPITAS, CA -- (Marketwired - February 24, 2016) - Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the fourth quarter and year ended December 31, 2015.

Financial Highlights

--  Delivered annual sales of approximately $20.3 million for the year ended
    December 31, 2015, an increase of approximately 5%, compared to approximately $19.3 million reported for the prior year.
--  Achieved Q4 2015 net sales of approximately $5.0 million, compared to approximately $5.1 million in the same prior year period.
--  Achieved annual gross margin of 59.7% for the year ended December 31,
    2015, compared to 56.6% reported for the prior year.
--  Delivered Q4 2015 gross margin of 59.8%, compared to 55.8% in the same prior year period.
--  Achieved annual GAAP net income of $0.09 per share (basic and diluted)
    for the year ended December 31, 2015, compared to GAAP net income of
    $0.03 per share (basic and diluted) for the prior year, an increase of approximately 185%.
--  Reported Q4 2015 GAAP net income per share of $0.02 (basic and diluted), compared to GAAP net income of $0.00 per share (basic and diluted) for the prior year period.
--  Achieved annual EBITDA of approximately $2 million for the year ended
    December 31, 2015, compared to EBITDA of approximately $1.1 million for the prior year, an increase of approximately 84%.
--  Achieved Q4 2015 EBITDA of approximately $0.5 million, compared to $0.4 million for the same prior year period.
--  Achieved annual Non-GAAP net income of $0.16 per share (basic and diluted) for the year ended December 31, 2015, compared to Non-GAAP net income of $0.12 per share (basic and diluted) for the prior year, an increase of approximately 33%.
--  Reported Q4 2015 Non-GAAP net income per share of $0.04 (basic and diluted), compared to $0.04 per share (basic and diluted) in the same prior year period.
--  Ended Q4 2015 with a cash balance of approximately $4.9 million and no bank debt compared to a cash balance of $3.3 million at end of 2014.
--  Declared fourteenth consecutive quarterly dividend of $0.01 per share, paid on February 16, 2016.

2015 Financial Results for Fourth Quarter and the Year

Net sales for the quarter ended December 31, 2015 were $4,981,121, compared to $5,113,725 reported for the same period of 2014. For the year ended December 31, 2015, sales were $20,323,987 compared to $19,330,444 for the year ended December 31, 2014. Sierra Monitor posted GAAP net income of $240,943 or $0.02 per share (basic and diluted), for the quarter ended December 31, 2015, compared to GAAP net income of $9,370 or $0.00 per share (basic and diluted), for the same period of 2014. Sierra Monitor posted GAAP net income of $887,580 or $0.09 per share (basic and diluted), for the year ended December 31, 2015, compared to GAAP net income of $311,101 or $0.03 per share (basic and diluted), for the year ended December 31, 2014. See Table A of this release for our condensed statements of operation

Sierra Monitor posted non-GAAP net income of $362,816 or $0.04 per share (basic and diluted), for the quarter ended December 31, 2015 compared to non-GAAP net income of $416,754 or $0.04 per share (basic and diluted), for the same period of 2014. Sierra Monitor posted non-GAAP net income of $1,640,877 or $0.16 per share (basic and diluted), for the year ended December 31, 2015, compared to non-GAAP net income of $1,210,758 or $0.12 per share (basic and diluted), for the year ended December 31, 2014. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $469,392 for the quarter ended December 31, 2015 compared to EBITDA of $368,056 for the same period of 2014. Sierra Monitor posted EBITDA of $2,039,543 for the year ended December 31, 2015, compared to EBITDA of $1,107,442, for the year ended December 31, 2014. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Sierra Monitor had $4,883,373 in cash on December 31, 2015 with no bank borrowings, compared to $3,339,952 as of December 31, 2014. Net trade receivables on December 31, 2015 were $2,582,664 compared to $2,571,994 as of December 31, 2014. At December 31, 2015, the company's days sales outstanding were 45 days, compared to 54 days as of December 31, 2014. Inventory at the end of Q4 2015 was $2,842,449 compared to $2,896,614 on December 31, 2014. See Table B of this release for a summary of our balance sheet.

Business Highlights

"We are pleased that we improved operational performance year-over-year on all key financial metrics. The representative wins included in this release highlight the continued competitiveness of our offerings," said Varun Nagaraj, President and CEO. "However, I am even more encouraged by the strategic actions we began to take in the second half of 2015 to take advantage of the IIoT opportunity. Our IIoT On-Ramp Suite, featuring our FieldPoP(TM) cloud service, was launched and very well received by our OEM customers at the AHR show in January 2016. We plan to work with a few beta customers in 1H 2016 with general availability expected in 2H 2016. We also announced and demonstrated integration between our cloud solutions and the Salesforce IoT cloud, the first of several integrations with leading cloud providers that we hope to accomplish over the coming years. We believe that our decision to expand our portfolio to include wireless options will increase our relevance as well. While we could face some revenue headwinds in 2016 from macroeconomic conditions such as the price of oil, we expect to continue to invest in IIoT innovation and partnership opportunities with the goal of accelerating our growth in 2017 and beyond. We will prioritize investments in long-term growth over short-term profitability increase. We will also continue to opportunistically assess other options to increase growth and liquidity."

Sierra Monitor continued to retain and expand its two hundred strong Original Equipment Manufacturer (OEM) customer base for its FieldServer protocol gateway products. New customer wins continue to reinforce our position as a leading integration partner to OEMs in the Building Automation or the Building segment of the IIoT market.

--  Eaton Corporation's Lighting Division, a leader in commercial-grade indoor and outdoor lighting and controls solutions, is offering the OEM-
    specific FieldServer gateway alongside their room controller product.
    The gateway translates the room controller's company-specific IP-based protocol into industry standard protocols such as BACnet, LonWorks, and
    Modbus, enabling integration with facility-level management systems. The
    FieldServer gateway's easy-to-use web configurator and unique auto-
    discovery capability helped to reduce Eaton's installation time and cost.
--  Global Power Products of Georgia, USA, designs and manufactures utility grade electric sub-meters. Their recently introduced New Era sub-
    metering products often need to be integrated into supervisory management systems over BACnet MS/TP, BACnet/IP, Modbus RTU and Modbus
    TCP. The New Era meters are designed with a special socket that can accommodate a specific FieldServer gateway module with the required protocol support, thereby allowing Global Power to quickly address target segments with integration requirements.
--  An innovative and large building automation company has recently revamped its entire BACnet controller line to incorporate new wireless and web technologies. The company is using FieldServer gateways in order to integrate third-party MBUS meters, commonly found in Europe, with the
    BACnet controllers. The use of unique "profiles" technology allows the gateways to be installed quickly by the company's integrators with minimum in-field configuration effort.

Additionally, Sierra Monitor's FieldServer protocol gateway products continued to be purchased and used by leading system integrators in high-value and complex IIoT projects in settings such as large campuses.

--  One of the world's largest aerospace companies is looking to integrate vacuum pumps made by Busch and controlled by an Allen Bradley
    Programmable Logic Controller (PLC) to the BACnet-based Building
    Automation System (BAS) used on campus. FieldServer gateways were selected to map between the DF1 protocol used by the PLC to the
    BACnet/IP protocol used by the BMS.
--  The Public Works department at the City of San Jose is improving energy efficiency and comfort in their building by integrating previously stand-alone Air Conditioning (AC) units made by McQuay to the Building
    Automation System from Delta Controls. With support for McQuay's
    Microtech protocol and BTL-certified BACnet support, FieldServer gateways were the ideal choice for the systems integration project.
--  High-capacity FieldServer gateways were selected to improve personnel safety in the new I-90 tunnel project in Seattle, WA. The gateways will integrate fire panels from Simplex Grinnell that use a vendor-specific protocol and a temperature sensing solution from AP Sensing based on
    Modbus into an Allen Bradley Supervisory system responsible for all monitoring and control functions in the tunnel.
--  The U.S. Army's Fort Bragg military base manages energy usage carefully through its campus-wide Energy Management and Control System (EMCS).
    While the system is built around the LonWorks control protocol, from time-to-time, it is necessary to incorporate several other systems that speak protocols other than LonWorks. The Johnson Controls Federal
    Systems team is in the process of installing BACnet/IP based Lutron lighting systems in new high-bay facilities and integrating them to the
    LonWorks control backbone.

Sierra Monitor's Sentry IT line of fire and gas solutions continued to be selected to protect high-value assets and facilities around the world for various applications.

--  The City of Fremont, Ohio, has renovated its existing water treatment plant and expanded its capacity from 10 million gallons to 24 million gallons per day to meet the Environmental Protection Agency's Clean
    Water Act requirements and to supply water to the Calpine Energy plant.
    The facility has installed Sentry IT gas detection modules to protect its personnel from combustible gases, hydrogen sulfide, and oxygen depletion. The Sentry IT Controller drives a series of remedial actions depending upon the concentration of the detected gas.
--  Caterpillar is the world's leading manufacturer of diesel and natural gas engines, and construction and mining equipment. Committed to achieving "near zero-level emissions", the company uses test cells in its factories and labs to monitor and assess engine performance under a variety of simulated conditions. Cleveland Electric, a specialty contractor and SMC partner, installed Sentry IT gas detection modules at
    Caterpillar's Griffin Georgia facility to continuously monitor test cells for the presence of natural gas, Propane, Carbon Monoxide, and
    Nitrous Oxide.
--  The South Transit Operating Facility in Phoenix, Arizona, is used to maintain and refuel more than 200 buses, and also houses administrative, dispatch, and training personnel. The presence of a large number of employees makes it even more important to ensure that the facility remain free from hazardous gases that could arise from maintenance and refueling operations. The facility is upgrading and expanding their current Sentry IT gas detection system, reusing existing wiring, and thereby minimizing installation costs.
--  Codelco, the world's largest copper producing company extracts 11% of the world's copper from several mines in Chile, including El Teniente, the world's largest underground copper mine. Critical to the operation of underground mines are Load, Haul, and Dump (LHD) vehicles. SMC partner, Detection and Suppression International Chile is installing SMC flame detectors based on Triple Infrared (IR3) around the periphery of the maintenance workshop to protect personnel and the vehicle assets.

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The company's FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 200,000 products, supporting over 140 protocols, installed in commercial and industrial facilities, FieldServer is the industry's leading multi-protocol gateway.

Sierra Monitor's Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1979 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning future product plans and releases, market acceptance and adoption of our solutions, macroeconomic trends and market conditions, investment plans, results of operations, market position, and strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Further information on these risks, uncertainties and assumptions as well as information regarding other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Table A
                         SIERRA MONITOR CORPORATION

                          Statements of Operations

                                 (Unaudited)

                            For the three months     For the twelve months
                             ended December 31,        ended December 31,
                             2015         2014         2015         2014
                         ------------ ------------ ------------ ------------
Net sales                 $ 4,981,121  $ 5,113,725  $20,323,987  $19,330,444
Cost of goods sold          2,001,836    2,260,968    8,182,272    8,383,542
                           ----------   ----------   ----------   ----------
    Gross profit            2,979,284    2,852,757   12,141,715   10,946,902
Operating expenses
  Research and
   development                623,147      562,249    2,369,996    2,301,026
  Selling and marketing     1,233,275    1,201,698    5,030,102    4,873,314
  General and
   administrative             749,022      826,619    3,107,313    3,007,588
                           ----------   ----------   ----------   ----------
                           2,605,444    2,590,566    10,507,411   10,181,928

    ------------------------------------------------------------------------
    Income from                           262,191
     operations               373,841                 1,634,304      764,974
  Interest income                 238           32          344          134
                           ----------   ----------   ----------   ----------
    Income before income
     taxes                    374,079      262,223    1,634,648      765,108
Income tax provision          133,136      252,853      747,068      454,007
                           ----------   ----------   ----------   ----------
    Net income            $   240,943  $     9,370  $   887,580  $   311,101
                         --==========---==========---==========-  ==========
Net income available to
 common shareholders per
 common share
  Basic                   $      0.02  $      0.00  $      0.09  $      0.03
                           ==========   ==========   ==========   ==========
  Diluted                 $      0.02  $      0.00  $      0.09  $      0.03
                           ==========   ==========   ==========   ==========
Weighted average number
 of common shares used in
 per share computations:
  Basic                    10,144,120   10,118,978   10,132,361   10,106,811
                           ==========   ==========   ==========   ==========
  Diluted                  10,203,311   10,132,311   10,177,010   10,189,887
                           ==========   ==========   ==========   ==========

Table B

                         SIERRA MONITOR CORPORATION
                               Balance Sheet

                      Assets                       December 31, December 31,
                                                       2015         2014
                                                   ------------ ------------
                                                    Unaudited
                                                   ------------

Current assets:
  Cash and cash equivalents                         $ 4,883,373  $ 3,339,952
  Trade receivables, less allowance for doubtful
   accounts of approximately $72,000 and $79,000
   respectively                                       2,582,664    2,571,994
  Inventories, net                                    2,842,449    2,896,614
  Prepaid expenses                                      215,406      317,269
  Income tax deposit                                     11,887      180,306
  Deferred income taxes                                 308,486      207,231
                                                     ----------   ----------
    Total current assets                             10,844,265    9,513,366

Property and equipment, net                             226,888      277,088
Other assets                                            365,960      342,546
                                                     ----------   ----------
    Total assets                                    $11,437,113  $10,133,000
                                                     ==========   ==========

       Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                                  $   978,838  $   814,090
  Accrued compensation expenses                         654,609      471,014
  Other current liabilities                             148,361       74,353
                                                     ----------   ----------
    Total current liabilities                         1,781,808    1,359,457

Deferred tax liability                                  164,341      138,125
                                                     ----------   ----------
    Total liabilities                                 1,946,149    1,497,582

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000 shares
   authorized;10,145,862 and 10,128,311 shares
   issued and outstanding, respectively                  10,146       10,128
  Additional paid-in capital                          3,772,435    3,399,179
  Retained earnings                                   5,708,383    5,226,111
                                                     ----------   ----------
    Total shareholders' equity                        9,490,964    8,635,418
                                                     ----------   ----------
    Total liabilities and shareholders' equity      $11,437,113  $10,133,000
                                                     ==========   ==========

The accompanying news release contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP net income, and basic and diluted non-GAAP net income per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                 (Unaudited)

                            For the three months     For the twelve months
                             ended December 31,        ended December 31,
                             2015         2014         2015         2014
                         ------------ ------------ ------------ ------------

GAAP Net Income          $   240,943  $     9,370  $   887,580  $   311,101
Adjustments:
  Depreciation and
   amortization                95,551      105,865      405,239      342,468
  Provision for bad debt
   expense                          -            -        6,308      (6,817)
  Provision for inventory
   losses                      15,000       30,040       56,165       54,864
  Deferred income taxes      (75,039)      154,395     (75,039)      154,395
  Stock based
   compensation expense        86,361      117,084      360,624      354,747
                           ----------   ---------- ------------   ----------
Total adjustments to GAAP
 net income                   121,873      407,384      753,297      899,657
Non-GAAP Net Income      $   362,816  $   416,754  $ 1,640,877  $ 1,210,758
                           ==========   ========== ============   ==========

Non GAAP Net Income Per
 Share:
  Basic                   $      0.04  $      0.04  $      0.16  $      0.12
                           ==========   ========== ============   ==========
  Diluted                 $      0.04  $      0.04  $      0.16  $      0.12
                           ==========   ========== ============   ==========
Weighted-average number
 of shares used in per
 share computations:
  Basic                    10,144,120   10,118,978   10,132,361   10,106,811
                           ==========   ========== ============   ==========
  Diluted                  10,203,311   10,132,311   10,177,010   10,189,887
                           ==========   ========== ============   ==========

Table D
                         SIERRA MONITOR CORPORATION
             Reconciliation of GAAP to EBITDA Operating Results

                                (Unaudited)

                              For the three months    For the twelve months
                               ended December 31,      ended December 31,
                                2015        2014        2015        2014
                             ----------- ----------- ----------- -----------
GAAP Net Income
                             $  240,943  $    9,370  $  887,580  $  311,101
  Interest Income                  (238)        (32)       (344)       (134)
  Income Tax Provision          133,136     252,853     747,068     454,007
  Depreciation and
   amortization                  95,551     105,865     405,239     342,468
                              ----------  ----------  ----------  ----------

Non-GAAP EBITDA              $  469,392  $  368,056  $2,039,543  $1,107,442
                              ==========  ==========  ==========  ==========

Sierra Monitor Investor Relations Contact
Varun Nagaraj
CEO, Sierra Monitor Corporation
vnagaraj@sierramonitor.com